SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Wausau-Mosinee Paper Corporation
 ------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Wisconsin                               39-0690900
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


       1244 Kronenwetter Drive
          Mosinee, Wisconsin                          54455-9099
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(Address of Principal Executive Offices)              (Zip Code)

      If this Form relates to the               If this Form relates to the
      registration of a class of                registration of a class of
      securities pursuant to Section            securities pursuant to Section
      12(b) of the Exchange Act and             12(g) of the Exchange Act and is
      is effective pursuant to                  effective pursuant to General
      General Instruction A.(c),                Instruction A.(d),
      please check the following                please check the following
      box.  [X]                                 box.  [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
          -------------------                ------------------------------

    Preferred Share Purchase Rights              New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO
          BE REGISTERED.

      Item 1 of the Company's Registration Statement on Form 8-A, dated
October 28, 1998, is amended to add the following paragraph at the conclusion of
Item 1:

 First Amendment to Agreement and Appointment of Successor Rights Agent
 ----------------------------------------------------------------------

      On August 22, 2000, the Board of Directors of the Company adopted an amendment (the "Amendment") to the Agreement, effective as of the date of its adoption, revising the minimum capital requirement obligations of any successor Rights Agent such that a successor Rights Agent could satisfy such capital requirements by (1) having a combined capital and surplus of at least
$50 million, or (2) having a combined capital and surplus of at least
$25 million and having been approved by the New York Stock Exchange to act as a transfer agent and/or registrar for listed companies in accordance with Paragraphs 601.02 and 601.03 of the New York Stock Exchange Listed Company Manual, or any successor provisions pertaining to the subject matter thereof.
A copy of the Amendment is filed as Exhibit 4.1(a) hereto and is incorporated herein by reference.

      Contemporaneous with its adoption of the Amendment, the Company appointed Continental Stock Transfer & Trust Company as the Rights Agent under the Agreement, effective as of October 2, 2000.


ITEM 2.  EXHIBITS.

Exhibit No.                              Description
-----------                              -----------
4.1(a)                                   Amendment, dated as of August 22, 2000,
                                         between Wausau-Mosinee Paper
                                         Corporation, a Wisconsin corporation
                                         (the "Company"), and Harris Trust and
                                         Savings Bank (the "Rights Agent") to
                                         that certain agreement, dated as of
                                         October 21, 1998, between the Company
                                         and the Rights Agent







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




                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 18, 2000

                                    WAUSAU-MOSINEE PAPER CORPORATION


                                    By  /s/ Gary P. Peterson
                                        -------------------------------
                                        Gary P. Peterson
                                        Senior Vice President-Finance,
                                        Secretary and Treasurer






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


                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                              Description
-----------                              -----------
4.1(a)                                   Amendment, dated as of August 22, 2000,
                                         between Wausau-Mosinee Paper
                                         Corporation, a Wisconsin corporation
                                         (the "Company"), and Harris Trust and
                                         Savings Bank (the "Rights Agent") to
                                         that certain agreement, dated as of
                                         October 21, 1998, between the Company
                                         and the Rights Agent





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